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                                KEMPER GATEWAY ADVISOR
                                                      FIRST ALLMERICA FINANCIAL
                                                         LIFE INSURANCE COMPANY
[LOGO] KEMPER ANNUITIES                  440 LINCOLN STREET, WORCESTER, MA 01653
       Long-term investing in a short-term world-SM-
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Please Print Clearly

1.  ANNUITANT

First                              MI             Last

________________________________________________________________________________
Street Address                                    Apt.

________________________________________________________________________________
City                               State          Zip

________________________________________________________________________________
Daytime Telephone                  / / Male       Date of Birth
(   )                              / / Female       /   /
________________________________________________________________________________

Social Security Number__________________________________________________________

2.  OWNER    COMPLETE THIS SECTION ONLY IF (CHECK ONE):

     / / THIS IS A JOINT OWNER WITH THE ANNUITANT, OR
     / / The owner is other than the annuitant

Please Print Clearly

First                              MI             Last

________________________________________________________________________________
Street Address                                    Apt.

________________________________________________________________________________
City                               State          Zip

________________________________________________________________________________
Daytime Telephone               Date of Birth          Date of Trust
(   )                              /   /                  /   /
________________________________________________________________________________

Social Security/Tax I.D. Number_________________________________________________

3.  JOINT ANNUITANT

Please Print Clearly

First                              MI             Last

________________________________________________________________________________
Street Address                                    Apt.

________________________________________________________________________________
City                               State          Zip

________________________________________________________________________________
Daytime Telephone                  / / Male       Date of Birth
(   )                              / / Female       /   /
________________________________________________________________________________

Social Security Number__________________________________________________________

4.  BENEFICIARY

Note: If joint owners, the survivor is primary beneficiary unless otherwise indicated below.

Primary                                           Relationship to Owner

________________________________________________________________________________
Contingent                                        Relationship to Owner

________________________________________________________________________________

5.  OPTIONAL RIDER

I elect:    / /   Enhanced Death Benefit Rider
            / /   __________________________________

6.  TYPE OF PLAN TO BE ISSUED:

/ / Nonqualified                             / / 403(b) TSA*
/ / Nonqualified Def. Comp.                  / / IRA
/ / 401(a) Pension/Profit Sharing*           / / SEP-IRA*
/ / 401(k) Profit Sharing*                   / / Roth IRA
*Attach required additional forms.

7.  INITIAL PAYMENT

Initial Payment  $_____________________________________________________________
($25,000 minimum-Make check payable to Allmerica Financial.)

If IRA, Roth IRA or SEP-IRA application, the applicant has received a Disclosure Buyer's Guide and this payment is a (check one):

/ / Rollover/Conversion                      / / Trustee to Trustee Transfer
/ / Regular, Roth or SEP-IRA Payment for Tax Year______________________________

8.  ALLOCATION OF PAYMENTS

KEMPER SUBACCOUNTS

____% Dreman Financial                  ____% Blue Chip
      Services                          ____% Value+Growth
____% Small Cap Growth                  ____% Horizon 20+
____% Small Cap Value                   ____% Total Return
____% Dreman High Return                ____% Horizon 10+
      Equity                            ____% High Yield
____% International                     ____% Horizon 5
____% International Growth              ____% Global Income
      and Income                        ____% Investment Grade
____% Global Blue Chip                        Bond
____% Growth                            ____% Government Securities
____% Contrarian Value                  ____% Money Market

SCUDDER VLIF (VARIABLE LIFE INVESTMENT FUND) (CLASS A)

____% International                     ____% Capital Growth
____% Global Discovery                  ____% Growth and Income

You have 24 variable investment options. You may invest in up to 17 over the life of the certificate.

____% Fixed Account

Guarantee Period Accounts (GPA) ($1,000 minimum per Account)
____% ____Year, ____% ____Year, ____% ____Year (2-10 Years)

                       (ALL ALLOCATIONS ABOVE MUST TOTAL 100%)
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SECURE YOUR FUTURE PROGRAM

/ / Allocate a portion of my initial payment to the _______ year GPA such that, at the end of the guarantee period, the GPA will have grown to an amount equal to the total initial payment assuming no withdrawals or transfers of any kind. The remaining balance will be applied as indicated above in Section 8.

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/ /  I elect Automatic Account Rebalancing (AAR) among the above accounts
     (excluding Fixed Accounts) starting on the 16th day after issue date and continuing every:

     / / 1          / / 2          / / 3          / / 6          / / 12 Months

9.  REPLACEMENT

Will the proposed certificate replace or change any existing annuity or insurance policy?

/ / No   / / Yes (If yes, list company name and policy number)

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SML1446K, NY                                                 GATEA-10/NY  (0/98)

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10.  DOLLAR COST AVERAGING

Dollar Cost Averaging (DCA) and Automatic Account Rebalancing (AAR) cannot be in effect simultaneously.

Please transfer $______________ from (check one source account):
                 ($100 minimum)

Be sure you have allocated money to this account in Section 8.
/ / Fixed Account  / / Government Securities  / / Money Market
Every:     / / 1       / / 2       / / 3        / / 6         / / 12 Months
To:
KEMPER SUBACCOUNTS

$_____ Dreman Financial                 $_____ Value+Growth
        Services                        $_____ Horizon 20+
$_____ Small Cap Growth                 $_____ Total Return
$_____ Small Cap Value                  $_____ Horizon 10+
$_____ Dreman High                      $_____ High Yield
        Return Equity                   $_____ Horizon 5
$_____ International                    $_____ Global Income
$_____ International                    $_____ Investment Grade
        Growth and Income                       Bond
$_____ Global Blue Chip                 $_____ Government
$_____ Growth                                   Securities
$_____ Contrarian Value                 $_____ Money Market
$_____ Blue Chip

SCUDDER VLIF (VARIABLE LIFE INVESTMENT FUND) (CLASS A)
$_____ International                    $_____ Capital Growth
$_____ Global Discovery                 $_____ Growth and Income

Dollar Cost Averaging (DCA) begins on the 16th day after the issue date and ends when the source account value is exhausted. DCA INTO THE FIXED OR GUARANTEE PERIOD ACCOUNTS IS NOT AVAILABLE.

11.  MONTHLY AUTOMATIC PAYMENTS (MAP)

/ / I wish to authorize monthly automatic deductions from my checking account for application to this certificate. ATTACH COMPLETED MAP APPLICATION (FORM
     1968) AND VOIDED CHECK.

12.  SYSTEMATIC WITHDRAWALS

Please withdraw $______________ starting 16 days after issue or
                 ($100 minimum)

______/_____/_____, whichever is later, and then every:

     / / 1          / / 2          / / 3          / / 6          / / 12 Months

_____% From ___________________________________________________________________
_____% From ___________________________________________________________________
_____% From ___________________________________________________________________
_____% From ___________________________________________________________________
_____% From ___________________________________________________________________

PLEASE  / / Do Not Withhold Federal Income Taxes
        / / Do Withhold at 10% or _________________(% or $)

Systematic withdrawals are not available from the Guarantee Period Accounts.

/ / I wish to use Electronic Funds Transfer (Direct Deposit). I authorize the Company to correct electronically any overpayments or erroneous credits made to my account.

ATTACH A VOIDED CHECK.

13.  REMARKS

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

14.  SIGNATURES

I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the certificate are those contained in this application. I/We acknowledge receipt of a current prospectus describing the certificate applied for. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNTS AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN EITHER UPWARD OR DOWNWARD ADJUSTMENT.

________________________________________________________________________________
Signature of Owner            Signed at (City and State)              Date

________________________________________________________________________________
Signature of Joint Owner

16.  REGISTERED REPRESENTATIVE / DEALER INFORMATION

Does the certificate applied for replace an existing annuity or life insurance policy? / / Yes (attach replacement forms as required) / / No
I certify that the information provided by the owner(s) has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the certificate applied for is suitable for the owner(s).


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                                                 /Comm. Code:         /
___________________________________________      _____________________   Tel.# (   )________________________
Signature of Registered Representative

___________________________________________      /____________________/  ___________________________________
Printed Name of Registered Representative         B/D Client Acct. #       Printed Name of Broker/Dealer

______________________________________________________________________   (   )______________________________
Branch Office Street Address for Certificate Delivery                           Telephone of Broker/Dealer
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SML1446K, NY